    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 2, 2005


                                                     REGISTRATION NO. 333-122229

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------


                               AMENDMENT NO. 1 TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------

               QUADRIGA SUPERFUND, L.P. -- SERIES A AND SERIES B
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                         6799
           (State of Organization)                      (Primary Standard Industrial
                                                           Classification Number)
                  98-0375395
   (I.R.S. Employer Identification Number)

                                                               CHRISTIAN BAHA
          LE MARQUIS COMPLEX, UNIT 5                     LE MARQUIS COMPLEX, UNIT 5
                 PO BOX 1479                                    PO BOX 1479
                  GRAND ANSE                                     GRAND ANSE
            ST. GEORGE'S, GRENADA                          ST. GEORGE'S, GRENADA
                 WEST INDIES                                    WEST INDIES
               (473) 439- 2418                                 (473) 439-2418
 (Address, including zip code, and telephone      (Name, address, including zip code, and
                   number,                                   telephone number,
including area code, of registrant's principal   including area code, of agent for service)
              executive offices)

                                    COPY TO:

                              JEFFRY M. HENDERSON
                                DOUGLAS E. AREND
                               HENDERSON & LYMAN
                     175 WEST JACKSON BOULEVARD, SUITE 240
                            CHICAGO, ILLINOIS 60604
                                 (312) 986-6960

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act") check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


    If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                             ---------------------

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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Quadriga Capital Management will advance certain offering expenses, as described in the Prospectus, for which it shall be reimbursed by the Registrant in monthly installments throughout the offering period up to the lesser of the actual amount of offering expenses advanced by Quadriga Capital Management, Inc. or 1% of net assets of each Series per annum. The following is an estimate of the expenses for the next twelve-month period:

                                                              APPROXIMATE
                                                                AMOUNT
                                                              -----------
Securities and Exchange Commission Registration Fee.........   $    -0-
National Association of Securities Dealers, Inc. Filing
  Fee.......................................................        -0-
Printing Expenses...........................................     50,000
Fees of Certified Public Accountants........................     50,000
                                                               --------
Blue Sky Expenses (Excluding Legal Fees)....................     35,000
Fees of Counsel.............................................     60,000
Salaries of Employees Engaged in Sales Activity.............    300,000
                                                               --------
Miscellaneous Offering Costs................................     25,000
                                                               --------
          Total.............................................   $520,000
                                                               --------

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 17 of the Partnership Agreement (attached as Exhibit A to the Prospectus which forms a part of this Registration Statement) provides for the indemnification of Quadriga Capital Management and certain of its controlling persons by the Registrant in certain circumstances. Such indemnification is limited to claims sustained by such persons in connection with the Registrant; provided that such claims were not the result of negligence or misconduct on the part of Quadriga Capital Management, Inc. or such controlling persons. The Registrant is prohibited from incurring the cost of any insurance covering any broader indemnification than that provided above. Advances of Registrant funds to cover legal expenses and other costs incurred as a result of any legal action initiated against QCM by a Limited Partner are prohibited unless specific court approval is obtained.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     On August 5, 2002, 10.073 Units in Series A and 10.003 Units in Series B of limited partnership were sold to Quadriga Capital Management in order to permit the filing of a Certificate of Limited Partnership. The sale of these Units was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof. No discounts or commissions were paid in connection with the sale, and no other offeree or purchaser was solicited. There have been no other unregistered sales of Units.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement.

     (a) Exhibits


EXHIBIT
NUMBER                        DESCRIPTION OF DOCUMENT
-------                       -----------------------
  1.01      Form of Selling Agreement among each Series, Quadriga
            Capital Management, and the Selling Agent.*
  1.02      Form of Additional Selling Agreement among each Series,
            Quadriga Capital Management and the Additional Selling
            Agent.*
  3.01      Quadriga Superfund, L.P. Limited Partnership Agreement
            (included as Exhibit A to the Prospectus).*
  3.02      Certificate of Limited Partnership*
  5.01(a)   Opinion of Henderson & Lyman relating to the legality of the
            Units.*
  5.01(b)   Opinion of Henderson & Lyman with respect to federal income tax consequences.*
 10.01(a)   Form of Cargill Investor Services, Inc. Customer Agreement
            between each Series and the Clearing Broker.*
 10.01(b)   Form of ADM Investor Services, Inc. Customer Agreement
            between each Series and the Clearing Broker.*
 10.01(c)   Form of Fimat USA, Inc. Customer Agreement between each
            Series and the Clearing Broker.*
 10.01(d)   Form of Man Financial Inc Customer Agreement between each
            Series and the Clearing Broker.*
 10.01(e)   Forms of Bear Stearns Fonex Inc. and Bear, Stearns
            Securities Corp. Customer Agreements between each Series and the Clearing Broker.*
 10.01(f)   Form of Barclays Capital Inc. Customer Agreement between
            each Series and the Clearing Broker.*
 10.01(g)   Form of Administration, Accounting and Investor Services
            Agreement.
 10.02      Subscription Agreement and Power of Attorney (included as
            Exhibit D to Prospectus)*
 10.03(a)   Form of Escrow Agreement between Series A and HSBC Bank
            USA.*
 10.03(b)   Form of Escrow Agreement between Series B and HSBC Bank
            USA.*
 23.02      Consent of KPMG LLP.*


* Filed previously.

     (b) Financial Statement Schedules.

     No Financial Schedules are required to be filed herewith.

ITEM 17.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering. II-2 118 (b) The undersigned registrant hereby undertakes that: (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. (c) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant had been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Quadriga Capital Management, Inc., as general partner of the Registrant, has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. George's, Grenada, West Indies, on the 2nd day of February, 2005.


                                          QUADRIGA SUPERFUND, L.P.

                                          By: QUADRIGA CAPITAL MANAGEMENT, INC.
                                              General Partner

                                          By:      /s/ CHRISTIAN BAHA
                                            ------------------------------------
                                            Title:   President


     Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this Registration Statement has been signed below by the following person on behalf of Quadriga Capital Management in the capacity and on the date indicated.


                     SIGNATURES TITLE WITH REGISTRANT DATE
        (BEING THE PRINCIPAL EXECUTIVE OFFICER, THE PRINCIPAL FINANCIAL
   AND ACCOUNTING OFFICER AND A MAJORITY OF THE DIRECTORS OF QUADRIGA CAPITAL
                               MANAGEMENT, INC.)

                                          QUADRIGA CAPITAL MANAGEMENT, INC.
                                          Managing Owner of Registrant

                                          By:      /s/ CHRISTIAN BAHA
                                            ------------------------------------
                                                     Title:   President


February 2, 2005

                               INDEX TO EXHIBITS


EXHIBIT
NUMBER                        DESCRIPTION OF DOCUMENT
-------                       -----------------------
  1.01      Form of Selling Agreement among each Series, Quadriga
            Capital Management, and the Selling Agent.*
  1.02      Form of Additional Selling Agreement among each Series,
            Quadriga Capital Management and the Additional Selling
            Agent.*
  3.01      Quadriga Superfund, L.P. Limited Partnership Agreement
            (included as Exhibit A to the Prospectus).*
  3.02      Certificate of Limited Partnership*
  5.01(a)   Opinion of Henderson & Lyman relating to the legality of the
            Units.*
  5.01(b)   Opinion of Henderson & Lyman with respect to federal income tax consequences.*
 10.01(a)   Form of Cargill Investor Services, Inc. Customer Agreement
            between each Series and the Clearing Broker.*
 10.01(b)   Form of ADM Investor Services, Inc. Customer Agreement
            between each Series and the Clearing Broker.*
 10.01(c)   Form of Fimat USA, Inc. Customer Agreement between each
            Series and the Clearing Broker.*
 10.01(d)   Form of Man Financial Inc Customer Agreement between each
            Series and the Clearing Broker.*
 10.01(e)   Forms of Bear Stearns Fonex Inc. and Bear, Stearns
            Securities Corp. Customer Agreements between each Series and the Clearing Broker.*
 10.01(f)   Form of Barclays Capital Inc. Customer Agreement between
            each Series and the Clearing Broker.*
 10.01(g)   Form of Administration, Accounting and Investor Services
            Agreement.
 10.02      Subscription Agreement and Power of Attorney (included as
            Exhibit D to Prospectus)*
 10.03(a)   Form of Escrow Agreement between Series A and HSBC Bank
            USA.*
 10.03(b)   Form of Escrow Agreement between Series B and HSBC Bank
            USA.*
 23.02      Consent of KPMG LLP.*